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                                   SUBLEASE
Dated: August 31 , 1995

                            PRELIMINARY STATEMENT
                            ---------------------

     By a Lease (the "Main Lease"), MASSACHUSETTS INSTITUTE OF TECHNOLOGY ("Overlandlord") leased to Landlord the building known as and numbered 128 Sidney Street, Cambridge, Massachusetts, containing approximately 37,700 rentable square feet in all (the "Main Premises"). The Initial Lease Term of
the Main Lease commenced on December 23, 1992, and will expire on             ,
2003. Landlord desires to sublease to Tenant a portion of the Main Premises as hereinafter described, and on the terms and conditions hereinafter set forth.

1.0  PARTIES AND PREMISES.  IMMUNOGEN, INC. ("Landlord") hereby
     SUBLEASES unto ASTRA RESEARCH CENTER BOSTON, INC. a Massachusetts corporation ("Tenant"), the following premises:

          A portion of the building known as and numbered 128 Sidney
          Street, Cambridge, Massachusetts (the "Building"), which portion contains approximately 30,778 rentable square feet (consisting of 30,309 square of office and laboratory space and 469 square feet of shipping area), and which comprises the entire Building other than the portion shown on Exhibit A, which portion will be retained by Landlord for its use. The Building is located on the parcel of land (the "Land") shown on the plan attached hereto as Exhibit B, together with the portion(s) of the parking area located on the Land as are hereafter designated by Landlord and Tenant pursuant to Section 9.1 below (collectively, the "Leased Land") (such portion of the Building being sometimes hereinafter referred to as the "Premises"), together with the benefit of, and subject to (as the case may be) all rights, easements, covenants, conditions, encumbrances, encroachments and restrictions now or hereafter affecting the Building or the Premises. Overlandlord has the right under the Main Lease, without the necessity of obtaining Landlord's or Tenant's consent thereto or joinder therein, to grant, permit, or enter into during the term of this Sublease such additional rights, easements, covenants, conditions, encumbrances, encroachments and restrictions with respect to the Land as Overlandlord may deem appropriate, provided that, pursuant to the Main Lease, no such rights, easements, covenants, conditions, encumbrances, encroachments or restrictions shall materially affect Tenant's use of the Premises for the Permitted Uses hereunder, to the extent that Tenant's use of the Premises is consistent with Landlord's use under the Main Lease.

2.0  LEASE TERM; COMMENCEMENT DATE; EXTENSION OPTION.

     2.1 LEASE TERM; COMMENCEMENT DATE. The initial term of this Sublease (the "Initial Term") shall commence on September 1, 1995 (the "Commencement Date") and shall expire, unless sooner terminated as hereinafter provided, at 11:59 p.m. on February 28, 1997.

     2.2 EXTENSION OPTIONS. (a) Provided that, at the time of such exercise, (i) there exists no Event of Default; (ii) this Sublease is still in full force and effect; and (iii) Tenant shall not have assigned this Sublease or sublet any or all of the Premises, Tenant shall have the right to extend the Term of this Lease for two extended terms (the "First Extended Term" and the "Second Extended Term") of one (1) year each. The First Extended Term shall commence on March 1,


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     1997, and shall end on February 28, 1998, and the Second Extended Term shall commence on March 1, 1998, and shall end on February 28, 1999. Tenant shall exercise each such option by giving Landlord notice of its desire to do so, not later than (i) December 15, 1995 with respect to the First Extended Term, and (ii) June 30, 1996 with respect to the Second Extended Term, it being agreed that time shall be of the essence with respect to the giving of each such notice. The giving of any such notice shall automatically extend the term of this Sublease for the applicable Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord, the term of this Lease shall automatically terminate at the end of the term then in effect, and Tenant shall have no further right or option to extend the term of this Sublease. Each Extended Term shall be on all the terms and conditions of this Lease, except that the Rent for each Extended Term shall be determined in accordance with Section 3.1. As used in this Sublease, "Lease Term" shall mean, collectively, the Initial Term and, if Tenant duly exercises either extension option, then the applicable Extended Term.

3.0  RENT; NET LEASE

     3.1 DEFINITIONS; PAYMENT OF RENT. Tenant shall pay Landlord, without offset or deduction and without previous demand therefor, as items constituting rent (collectively, "Rent"):

                (a)    Rent at the following rates:
                       (i) for each Lease Year of the Initial Term, $19.50 per rentable square foot of Premises per Lease Year;

                       (ii) for each Lease Year during the First Extended Term, an amount equal to the product of (x) the Rent payable with respect to the Initial Term, multiplied by (y) a fraction, the numerator of which is the point at which the "Index" (as hereinafter defined) stood at the last day of the Initial Term, and the denominator of which is the point at which the Index stood at the date hereof.

                       (iii) for each Lease Year during the Second Extended
                             Term, an amount equal to the sum of: (A) the product of (x) the Rent payable with respect to the First Extended Term, multiplied by (y) a fraction, the numerator of which is the point at which the Index stood at the last day of the First
                             Extended Term, and the denominator of which is the point at which the Index stood at the first day of the First Extended Term; plus (B) $2.00 per rentable square foot contained in the Premises.

                (b) For purposes hereof, the term "Index" shall mean the United States Department of Labor Consumer Price Index forUrban Consumers, Boston, MA, All Items, 1982-84=100 (CPI-U). As of July 31, 1995, the CPI-U was
                       157.8.

                Basic Rent shall be due and payable in equal monthly installments, in advance, commencing on the date hereof, and continuing thereafter on the first day of each calendar month or portion thereof during the Lease Term. Basic Rent shall be pro-rated for partial months occurring at the beginning or the end of the Lease Term; and

                (c) All other costs, charges, or expenses which Tenant in this Sublease agrees to pay, or which Landlord pays or incurs as the result of a default by Tenant



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                       hereunder, including any penalty or interest which may be
                       added for nonpayment or late payment thereof as provided in this Sublease (collectively, "Additional Rent").

                As used in this Sublease, "Lease Year" means the twelve (12) month period commencing on September 1, 1995, and each successive twelve (12) month period included in the Lease Term commencing on an anniversary of that day, but if the expiration of the Lease Term or the earlier termination of the Lease does not coincide with the termination of such a twelve (12) month period, the term "Lease Year" shall mean the portion of such twelve (12) month period before such expiration or termination.

                All payments shall be made to Landlord at such place as Landlord shall, from time to time, in writing designate, the following being now so designated:

                       ImmunoGen, Inc.
                       128 Sidney Street
                       Cambridge, MA 02139
                       Attention:  Mr. Frank Pocher

3.2 RENT COMMENCEMENT DATES. Tenant's obligation under this Sublease to pay Rent shall commence on September 1, 1995. Notwithstanding the foregoing, the Rent for the month of September, 1995 shall be paid on execution hereof.

3.4 NET LEASE. It is the intention of the Landlord and the Tenant that this is a "net" lease and that the Rent herein specified shall be paid to the Landlord in each month during the Lease Term, and that all costs, expenses, and obligations of every kind relating to the Premises whether usual or unusual, ordinary or extraordinary, foreseen or unforeseen, which may arise or become due during the Lease Term, shall be paid by Tenant except as otherwise specifically provided herein.

4.0 PERMITTED USE. The Premises shall be occupied by Tenant and used for the following purposes (the "Permitted Uses") only and for no other:
     Research laboratory, manufacturing and accessory and office uses, to the extent permitted (either as a matter of right or pursuant to a duly-issued special permit) under the Zoning Ordinance of the City of Cambridge, as amended from time to time.

     If Tenant elects to use the Premises for a research laboratory, manufacturing or office use which requires a special permit from a governmental authority, Overlandlord has agreed under the Main Lease, and Landlord hereby agrees, to join in applying therefor, provided that (i) such application shall be made and prosecuted solely at Tenant's cost and expense, (ii) Tenant shall promptly reimburse Overlandlord and Landlord for all out of pocket expenses reasonably incurred by them in connection with such application, (iii) Tenant shall keep Overlandlord and Landlord informed of the status thereof, including providing reasonable advance notice of all hearings and working sessions involving governmental representatives, which hearings and working sessions Overlandlord and Landlord shall be entitled to attend, and (iv) such special permit shall be issued subject only to such conditions (if any) as are reasonably acceptable to Overlandlord and Landlord.



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5.0  TAXES.

     5.1 TAXES. Tenant shall pay as Additional Rent 82.5% of all taxes, special or general assessments, water rents, betterments, rates and charges, sewer rents and other impositions and charges imposed by Overlandlord on Landlord under the terms and conditions of the Main Lease during the Lease Term, as well as any tax based on a percentage fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described) (collectively, "Taxes"). Notwithstanding the foregoing, with respect to betterments imposed upon Landlord under the Main Lease, Tenant shall be responsible only for that portion of such betterment as relates to the Lease Term, which shall be computed on a "straight-line" basis.

     5.2 PAYMENT OF TAXES. Landlord shall use its best efforts to send copies of all bills for Taxes to Tenant within ten (10) days of Landlord's receipt thereof. Tenant shall pay to Landlord, as Additional Rent, 82.5% ("Tenant's Tax Share") of all Taxes paid by Landlord to Overlandlord, as calculated in a manner consistent with Exhibit C attached to the Main Lease, within ten (10) days of Tenant's receipt of such copy of the bill. Provided that Tenant pays Tenant's Tax Share of Taxes to Landlord within the time provided in this Section 5.2, Landlord shall pay the Taxes to Overlandlord in a timely manner under the Main Lease. Tenant's obligations under this
          Section 5 shall be pro-rated for partial tax years at the beginning or end of the Lease Term.

     5.3 ABATEMENT OF TAXES. Pursuant to Main Lease, Landlord may from time to time apply for an abatement or other reduction in the amount of Taxes due under the Main Lease. In the event that Landlord elects for any reason not to seek and abatement or reduction for any fiscal year for which Tenant has paid or will pay a portion of Taxes, Landlord shall so advise Tenant, not later than seven (7) business days prior to the date on which applications are due, and (provided that Overlandlord does not file any such application) Tenant may thereafter file an application in its own name. If either party files such an application, it shall thereafter pursue the same at its own cost and expense, and shall at all times keep the other party informed as to the status thereof and, if requested, provide the other party with copies of relevant documentation. Neither party shall in any event discontinue a pending application without giving the other party reasonable advance notice thereof and affording the other party a reasonable opportunity to substitute itself for the discontinuing party. If and to the extent that either party actually receives any refunds or abatements on account of Taxes, all or any portion of which was paid by the other party hereunder, then upon such receipt, the party obtaining the same shall pay to the other party (provided that, in the case of a payment due Tenant, there then exists no Event of Default), an amount equal to the other party's share of such refund or abatement (net of any expense or cost incurred in obtaining the same).

6.0 UTILITIES AND SERVICES. Landlord and Tenant shall share utilities, such as electricity, natural gas, water and property damage insurance charges, with Tenant being responsible for ninety percent (90%) of the cost thereof, and Landlord being responsible for ten percent (10%) of the cost thereof. Landlord and Tenant shall each pay for their own telephone service. The water and sewer service for the Premises shall remain in the name of Overlandlord, and those licenses or permits relating to the Premises which are required by applicable laws, codes, ordinances, rules or regulations to remain in Landlord's name (including, without limitation, those relating to the backflow preventers now or hereafter installed in the Building) shall remain in the name of



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     Overlandlord, but Landlord and Tenant shall be responsible for the payment of charges therefor, as hereinabove provided, which charges Tenant shall pay to Landlord, as Additional Rent, within fifteen (15) days of Landlord's receipt from Overlandlord of a demand for such payment together with a copy of the applicable bill. As provided in the Main Lease, in no event shall Overlandlord be responsible for charges for any utilities or services consumed by Landlord or Tenant or provided to Tenant at the Premises.

7.0  INSURANCE

     7.1 PUBLIC LIABILITY INSURANCE. Tenant shall take out and maintain in force throughout the Lease Term comprehensive public liability insurance, written on an occurrence basis, naming Overlandlord, Landlord, Tenant, and persons claiming under them, if any, as additional insureds against all claims and demands for any injury to persons or property which may be claimed to have occurred in, on or about the Premises or ways adjoining the Premises, in an amount which at the beginning of the Lease Term shall not be less than $5,000,000 for bodily injury, personal injury, death and property damage, combined single limit, or such higher amounts as Overlandlord shall reasonably determine are required by reason of Tenant's use of the Premises, and which thereafter, if Overlandlord requires, shall be in such higher amounts as are then consistent with sound commercial practice in Cambridge, Massachusetts.

     7.2  CASUALTY INSURANCE.  As provided in the Main Lease,
          Landlord shall maintain throughout the Lease Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called all risk coverage insurance insuring the Building. Tenant agrees to reimburse Landlord, as Additional Rent, for an amount equal to ninety percent (90%) of the premiums, costs and expenses incurred by Landlord for such insurance. Landlord shall use all reasonable efforts to have Tenant named as an additional insured party on such policy (provided that Tenant shall pay 100% of any additional premium arising therefrom). Tenant shall make such payments to Landlord, from time to time, within thirty (30) days after receipt of a copy of Landlord's statement, which shall be accompanied by a copy of the bill(s) from Landlord's insurer. Tenant shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Landlord hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under Landlord's insurance.

          All insurance policies maintained pursuant to this Section
          7.2 shall include insurance against payment of rents in an amount sufficient to pay all Rent which would otherwise be required to be paid under this Sublease during the period of restoration.

     7.3 CERTIFICATE OF INSURANCE. All insurance required to be maintained by Tenant hereunder: shall be placed with insurers reasonably satisfactory to Landlord and authorized to do business in Massachusetts; shall provide that it may not be canceled without at least thirty (30) days prior written notice to each additional insured or certificate holder named therein; and shall provide that it may not be amended without at least fifteen (15) days prior written notice to each such person. Tenant shall furnish to Landlord certificates of insurance for all insurance required to be maintained by Tenant under this Sublease, together with evidence satisfactory to Landlord of the payment of all premiums for such policies. Tenant, at Landlord's request, shall also deliver such



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          certificates and evidence of payment to the holder of any mortgage affecting the Premises or any portion thereof.

     7.4 WAIVER OF SUBROGATION. To the extent to which a waiver of subrogation clause is available, Landlord and Tenant shall obtain a provision in all insurance policies carried by such party covering the Premises, including but not limited to contents, fire and casualty insurance, expressly waiving any right on the part of the insurer against the other party and against Overlandlord. If extra cost is chargeable for such provision, then Tenant shall pay such extra charge.

     7.5 WAIVER OF RIGHTS. All claims, causes of action and rights of recovery for any damage to or destruction of persons, property or business which shall occur on or about the Premises which result from any of the perils insured under any and all policies of insurance maintained by Landlord or Tenant, are waived by each party as against the other party, and the officers, directors, employees, contractors, servants and agents thereof, regardless of cause, including the negligence of the other party and its respective officers, directors, employees, contractors, servants and agents, but only to the extent of recovery, if any, under such policy or policies of insurance; provided, however, that this waiver shall be null and void to the extent that any such insurance shall be invalidated by reason of this waiver.

8.0 ASSIGNMENT AND SUBLETTING. Tenant shall not mortgage, pledge, hypothecate, or assign this Sublease or sub-sublease the Premises or any portion thereof (which term shall be deemed to include any arrangement pursuant to which a third party is permitted by Tenant to occupy all or any portion of the Premises).

9.0  PARKING.

     9.1  PARKING.  Tenant shall have the right to use forty-seven
          (47) parking spaces in the surface parking lot located on the Land (the "Parking Area"), which spaces are located pursuant to the Main Lease. Such parking spaces shall be designated for use by Tenant (but neither Overlandlord nor Landlord shall be responsible for policing the use thereof). Tenant acknowledges and agrees that the parking spaces along the fence on the southerly boundary of the Land are already designated for use by another tenant and are not available to Tenant. Landlord hereby grants to Tenant, as appurtenant to the Premises, the right to use all access drives and curb cuts to and from the Parking Area for purposes of vehicular access to the Parking Area and the Building.

10.0 LATE PAYMENT OF RENT. Tenant agrees that in the event that any payment of Basic Rent or Additional Rent shall remain unpaid at the close of business on (x) with respect to Basic Rent, the seventh (7th) business day after the same is due and payable hereunder, and (y) with respect to Additional Rent, the seventh (7th) business day after receipt of Landlord's invoice therefor, there shall become due to Landlord from Tenant, as Additional Rent and as compensation for Landlord's extra administrative costs in investigating the circumstances of late Rent, a late charge of five percent (5%) of the amount overdue. The assessment or collection of such a charge shall not be deemed to be a waiver by Landlord of any default by Tenant arising out of such failure to pay Rent when due.


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11.0 TENANT'S COVENANTS.  Tenant acknowledges that (except for latent and structural defects, not apparent upon a reasonably careful visual inspection) the Building is in good and satisfactory order, repair and condition, and covenants, at its sole cost and expense, during the Lease Term and such further time as Tenant holds any part of the Premises:

     (a) to pay when due the Basic Rent and all Additional Rent, and all charges for utilities and services supplied to the Premises pursuant to agreements between Tenant and the appropriate utility company or provider of such services,

     (b) to keep the Premises, including, without limitation, the Building systems (such as plumbing, heating, ventilation and air conditioning, and electrical), the non-structural components of the Building and window glass, (excluding the exterior skin of the Building, the columns and beams and other structural members of the Building, and the Parking Area), in as good order, repair and condition as the same are in as of the date of this Sublease, excepting only damage by fire or other casualty or taking which Tenant is not otherwise required by the terms of this Sublease to repair or restore, and reasonable wear and tear;

     (c) not to injure, overload or deface the Premises, nor knowingly to suffer or commit any waste therein, nor to place a load upon any floor which exceeds the floor load which the floor was designed to carry, nor to connect any equipment or apparatus to any Building system which exceeds the capacity of such system, nor to permit on the Premises any auction sale or any inflammable fluids or chemicals which are not used, stored and disposed of in compliance with all laws, ordinances, codes, rules and regulations, and the provisions of any license, permit or other governmental consent or approval required for or applicable now or at any time during the Lease Term to the Premises of any portion thereof or Tenant's use thereof (collectively, "Legal Requirements"), nor to permit any nuisance or the emission from the Premises of any objectionable vibration, noise, or odor, nor to permit the use of the Premises for any purpose other than the Permitted Uses, nor any use thereof which is contrary to any Legal Requirements, or which is liable to invalidate any insurance on the Building or its contents, or liable to render necessary any alterations or additions to the Building;

     (d) not to obstruct in any manner any portion of the sidewalks or approaches to the Building or any portion of the Parking Area;

     (e) to comply with all Legal Requirements and all reasonable recommendations of Landlord's and Overlandlord's fire insurance rating organization now or hereafter in effect, to obtain and maintain in full force and effect all licenses, permits and governmental consents and approvals required by any Legal Requirement for the operation of Tenant's business in the Premises (without intending hereby to vary the provisions of Section 4.0 above), to keep the Premises equipped with all reasonable and necessary safety appliances, and to procure (and maintain in full force and effect) all licenses, permits and other governmental consents and approvals required by any Legal Requirement or by the provisions of any applicable insurance policy because of the use made of the Premises by Tenant, and, if requested by Landlord or Overlandlord, to make all repairs, alterations, replacements or additions so required in and to the Premises, and to cooperate with Landlord and Overlandlord in the obtaining and renewal by Landlord or Overlandlord of all licenses, permits and other governmental consents and approvals


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          with respect to the Premises which Landlord or Overlandlord is required by applicable laws, ordinances, codes, rules or regulations to obtain in its own name, provided, however, that Tenant shall not be required by this paragraph (e) to undertake any structural change, improvement or modification to the Building in order to effect such compliance, except to the extent that the requirement for the same arises from Tenant's use of the Premises (as distinguished from Landlord's Permitted Uses under the Main Lease);

     (f) not to make any alterations, renovations, improvements and/or additions to the Premises (collectively, "Alterations"), without on each occasion obtaining prior written consent of Landlord and Overlandlord (to the extent required under the Main Lease), which consent may be withheld by Landlord in its reasonable discretion. Prior to commencing any Alterations, Tenant shall: secure all necessary licenses, permits and other governmental consents and approvals; obtain the written approval of Landlord and, when required by the Main Lease, of Overlandlord, as to the plans and specifications for such work; obtain the written approval of Overlandlord and Landlord as to the general contractor (not to be unreasonably withheld, delayed or conditioned by Landlord, provided that Overlandlord approves the same); cause each contractor and subcontractor to carry worker's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees; and cause each general contractor (or each trade contractor if there is no general contractor) to carry comprehensive public liability insurance in amounts reasonably satisfactory to Overlandlord and Landlord (such insurance to be written by companies reasonably satisfactory to them and insuring Tenant, Landlord and Overlandlord as well as the contractors). All Alterations (other than Tenant's removable personal property and trade fixtures) shall, at the option of Landlord and Overlandlord, remain part of the Premises and shall not be removed upon the expiration or earlier termination of the Lease Term except for those items which Landlord or Overlandlord designates for removal in a notice given to Tenant at the time that Tenant requests Landlord's approval of such Alteration. Tenant shall pay promptly when due the entire cost of such work. Tenant shall not cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Land or the Building, and shall discharge or bond any such liens which may be filed or recorded within ten (10) days after the filing or recording thereof. All such work shall be performed in a good and workmanlike manner and in compliance with all Legal Requirements and the provisions of all applicable insurance policies. Promptly after the completion of any Alterations, Tenant shall provide an as-built plan (or, where appropriate in light of the nature or scope of the Alterations, an as-built sketch) thereof to Landlord. Tenant shall indemnify and hold Landlord and Overlandlord harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys' fees, arising from injury to any person or damage to any property occasioned by or growing out of such work performed prior to the last day of the Lease Term, which indemnity shall survive the expiration or termination of this Sublease;

     (g) to save Landlord and Overlandlord harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorney's fees) arising out of or relating to: (i) a claim of injury to any person or damage to any property while on the Premises, if not due to the negligence or willful misconduct of Landlord, Overlandlord or their respective officers, agents, employees, servants or contractors, or the breach of



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          Landlord's obligations under this Sublease; or to (ii) a claim of injury to any person or damage to any property in the Parking Area or on the sidewalks or ways adjoining the Premises, to the extent occasioned by any omission, neglect or default of Tenant or of anyone claiming by, through, or under Tenant, or any officer, agent,
          employee, servant,    contractor or invitee of any of the foregoing.
          The provisions of this clause (g) shall survive the expiration or termination of this Sublease with respect to any claim arising prior to the last day of the Lease Term;

     (h) to permit Landlord, Overlandlord and their respective agents to examine the Premises at reasonable times (provided 24 hours notice is given to Tenant, except in case of emergency), and if either shall so elect (without hereby imposing any obligation on Landlord to do so), to permit Landlord or Overlandlord to make any repairs or additions they may deem necessary; and at Tenant's expense to remove any Alterations, signs, awnings, aerials or flagpoles, or the like, not consented to in writing; and to permit Landlord and/or Overlandlord to show the Premises to prospective purchasers and tenants (at reasonable times on reasonable advance notice to Tenant) and to keep affixed to any suitable part of the Premises, during the twelve (12) months preceding the expiration of the Lease Term, appropriate notices for letting or selling;

     (i) that all merchandise, furniture, fixtures, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Premises from time to time (collectively, "Tenant's Property") shall be at the sole risk of Tenant, and neither Landlord nor Overlandlord shall be liable if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, or by theft or from any other cause unless caused by the negligence or willful misconduct of Landlord or Overlandlord, respectively;

     (j) to pay promptly when due, all taxes of any kind levied, imposed or assessed on Tenant's Property, which taxes shall be the sole obligation of Tenant, whether the same is assessed to Tenant or to any other person and whether the property on which such tax is levied, imposed or assessed shall be considered part of the Premises or personal property;

     (k)  by 5:00 p.m., local time, on the last day of the Lease Term
          (or the effective date of any earlier termination of this Sublease as herein provided), to remove all of Tenant's Property, and those Alterations designated for removal as provided in paragraph (f) above, whether the same be permanently affixed to the Premises or not, and to repair any damage caused by any such removal to the reasonable satisfaction of Landlord and Overlandlord; and peaceably to yield up the Premises clean and in good order, repair and condition (excepting only reasonable wear and tear, and damage by fire or other casualty or taking which (in the case of the early termination of this Sublease) Tenant is not otherwise required by the terms of this Sublease to repair or restore); and to deliver the keys to the Premises to Landlord. Any of Tenant's Property or those Alterations designated for removal as provided in paragraph (f) above, which is not removed by such date shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord may determine, and Tenant shall pay to Landlord on demand, as Additional Rent, the entire cost of such removal and disposition, together with the costs and expenses incurred by Landlord in making any incidental repairs and replacements to the Premises necessitated by Tenant's failure to remove Tenant's

          Property or any of those Alterations designated for removal as provided in paragraph (f) above, as required herein or by any other failure of Tenant to comply with the terms of this Sublease, and for use and occupancy during the period after the expiration of the Lease Term and prior to Tenant's performance of its obligations under this clause (k). Tenant hereby acknowledges that any failure or delay on Tenant's part in surrendering the Premises as above provided shall
          subject Landlord to   liability to Overlandlord and to the expense of
          performing such work and the risk of losing a successor subtenant;

     (l) to pay Landlord's reasonable expenses (including without limitation any costs or expenses that Landlord may have to pay to Overlandlord), including reasonable attorneys' fees, incurred in enforcing any obligations of Tenant under this Sublease;

     (m) not to generate, store or use any "Hazardous Materials" (as hereinafter defined) in or on the Premises except in compliance with any and all applicable Legal Requirements, or dispose of Hazardous Materials from the Premises to any other location, except a properly approved disposal facility and then only in compliance with any and all applicable Legal Requirements, nor permit any occupant of the Premises to do so. As used in this Sublease, "Hazardous Materials" means and includes any chemical, substance, waste, material, gas or emission which is radioactive or is deemed hazardous, toxic, a pollutant, or a contaminant under any statute, ordinance, by-law, rule, regulation, executive order or other administrative order, judgment, decree, injunction or other judicial order of or by any governmental authority, now or hereafter in effect, relating to pollution or protection of human health or the environment. By way of illustration and not limitation, "Hazardous Materials" includes "oil", "hazardous materials", "hazardous waste", and "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42
          U.S.C. Section 6902 et seq., as amended, and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended, the regulations promulgated thereunder, and Massachusetts General Laws, Chapter 21C and Chapter 21E and the regulations promulgated thereunder. If, at any time during the Lease Term, any governmental authority requires testing to determine whether there has been any release of Hazardous Materials by Tenant, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the reasonable costs thereof. Tenant shall execute such affidavits as may be reasonably requested by Landlord from time to time, concerning Tenant's best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises. Tenant shall provide to Landlord copies of all applications and filings made by or on behalf of Tenant with any federal, state or local governmental authority having jurisdiction over Hazardous Materials, which identify any Hazardous Materials used, generated, stored, disposed of or transported to or from the Premises by Tenant. Landlord and Overlandlord each reserves the right to enter the Premises at reasonable times (provided twenty-four (24) hours' notice is given to Tenant, except in case of emergency) to inspect the same for Hazardous Materials. Tenant's obligations under this paragraph (m) shall include, if at any time during the Lease
          Term Tenant uses or stores radioactive materials on the Premises, compliance with all so-called "close-out" procedures of the Nuclear Regulatory Commission or other federal, state or local governmental authorities having jurisdiction over radioactive materials, regardless of whether or not such procedures are completed prior to the expiration or earlier termination of the Lease Term. Tenant shall indemnify, defend, and hold harmless Landlord and Overlandlord, as well as the holder(s) of any mortgage(s) on the Premises or any portion thereof, from and against any claim, cost, expense, liability, obligation or damage, including, without limitation, reasonable attorneys' fees and the cost of litigation, arising from or relating to the breach by Tenant of the provisions of this clause (m), and shall immediately discharge or cause to be discharged any lien imposed upon the Building or the Land in connection with any such claim. The provisions of this clause (m) shall survive the expiration or termination of this Sublease; and

     (n) not knowingly to permit any officer, agent, employee, servant, contractor or visitor of Tenant to violate any covenant or obligation of Tenant hereunder.

12.0 INTENTIONALLY OMITTED.

13.0 EMINENT DOMAIN AND CASUALTY. With respect to any taking or damage to the Premises or the Building, Tenant expressly acknowledges and agrees that Landlord shall have no repair responsibility or liability, and Tenant shall not look to Landlord for the same, except to the extent to which Landlord is expressly liable for the same under Section 13.5(b) of the Main Lease. However, Landlord agrees to use all reasonable efforts to enforce its rights and Overlandlord's obligations under the Main Lease in respect of any matter covered by this Article 13. Further, in the event that the Main Lease shall be terminated as a result of any taking, fire or other casualty or event described in Article 13 of the Main Lease, this Sublease shall similarly terminate immediately prior to the termination of the Main Lease, and Landlord shall have no liability or obligation to Tenant as a result of such termination.

     13.1 SUBSTANTIAL TAKING. In the event that the Main Lease is terminated due to any exercise of the right of eminent domain or other lawful power in pursuance of any public or other authority during the Lease Term, then this Sublease shall terminate immediately prior to the termination of the Main Lease.

     13.2 PARTIAL TAKING. In the event that a taking (other than a de minimus taking) occurs and this Sublease is not terminated pursuant to Section 13.1 above, then either Landlord or Tenant shall have the right to terminate this Sublease by giving the other party notice of its desire to do so, within 30 days after notice of such taking, such termination to be effective on the day preceding the date possession is taken by the taking authority. Rent and other charges hereunder shall be apportioned as of the effective date of such termination.

     13.3 AWARDS. Landlord reserves and excepts all rights to damage to the Premises and the leasehold hereby created, now accrued or hereafter accruing by reason of any exercise of eminent domain, or by reason of anything done in pursuance of any public or other authority, and by way of confirmation, Tenant grants to Landlord any and all of Tenant's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. Tenant shall be entitled only to such award, if any, as is specifically allocated by the taking authority to Tenant on account of relocation expenses as a result of such taking.

     13.4 SUBSTANTIAL CASUALTY. If the Premises are damaged by fire or other casualty, Tenant shall promptly notify Landlord and Overlandlord thereof. If the Main Lease is terminated due to any fire or casualty during the Lease Term, then this Sublease shall terminate immediately prior to the termination of the Main Lease. Further, if within sixty (60) days after the occurrence of such fire or other casualty, Overlandlord reasonably determines that it will not be able to repair, restore or reconstruct the shell of the Building (i. e., the exterior skin, roof, structural columns and beams of the Building) within five (5) months of the date on which Overlandlord commences such work (subject to extension by reason of "Force Majeure" (as defined in Section 22.0 of the Main Lease)), Landlord shall so notify Tenant and Tenant shall have the right, within twenty
          (20) days after its receipt of Landlord's notice, to terminate this Sublease on twenty (20) days' prior written notice. In the event that this Sublease is terminated pursuant to this Section 13.4: (i) Rent shall be abated, to the extent the Premises are unusable for the Permitted Uses, from and after the date of such damage to the date of such termination of this Sublease, and no further Rent shall accrue or be payable after the date of such termination; and (ii) Tenant shall turn over and assign to Landlord all insurance proceeds (and rights' to receive the same) relating to the Building.

     13.5 REPAIR AND RESTORATION. In the event of a taking which does not result in the termination of this Sublease pursuant to Section
          13.1 above, or a casualty which does not result in the termination of this Sublease pursuant to Section 13.4 above, the Premises shall be repaired and restored as provided in the Main Lease, except that Tenant shall be solely responsible for restoration of any Alterations made by Tenant.

          Neither Overlandlord nor Landlord shall be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such taking or damage or the repair thereof. Rent shall be abated from and after the date of such taking or damage to the date on which the Premises are substantially completed, to the extent the Premises are unusable for the Permitted Uses, but the amount of such abatement shall not exceed the amount actually received by Landlord under the rental loss insurance policy required by Section 7.2 above.

          In the event that the Premises have not been substantially restored to such a condition that (except for than Tenant's Alterations and Tenant's Property), the Premises are usable by Tenant for Permitted Uses, within six (6) months after the date of such damage (which period shall be extended for any delays caused by the acts or omissions of Tenant, its employees, agents, contractors or servants), Tenant shall have the right to terminate this Sublease on at least twenty (20) days' prior written notice to Landlord, such notice to be given within twenty (20) days of the expiration of such 6-month period.

     13.6 CASUALTY DURING LAST 6 MONTHS. Notwithstanding anything to the contrary contained in this Sublease, in the event that a material portion of the Building is damaged by a fire or other casualty occurring during the last six (6) months of the Lease Term (including any Extended Term with respect to which Tenant shall theretofore have exercised its option to extend), either party may terminate this Sublease by giving written notice to the other within twenty (20) days of the occurrence of such damage. If this Sublease is so terminated, Tenant shall turn over and assign to Landlord all insurance proceeds (and rights to receive the same) relating to the Building and any Alterations.

14.0 DEFAULTS; EVENTS OF DEFAULT; REMEDIES.

     14.1 DEFAULTS; EVENTS OF DEFAULT. The following shall, if any requirement for notice or lapse of time or both has not been met, constitute defaults hereunder, and, if such requirements have been met, constitute "Events of Default" hereunder:

          (a) The failure of Tenant to perform or observe any of Tenant's covenants or agreements hereunder concerning the payment of money for a period of five (5) days after written notice thereof, provided, however, that Tenant shall not be entitled to such notice if Landlord has given notice to Tenant of two or more previous such failures within a twelve-month period, in which event such failure shall constitute an Event of Default hereunder upon the expiration of five (5) days after such payment was due;

          (b) The failure of Tenant to maintain any insurance required hereunder in full force and effect;

          (c) The failure of Tenant to perform or observe any of Tenant's other covenants or agreements hereunder for a period of twenty (20) days after written notice thereof (provided that, in the case of defaults not reasonably curable in twenty (20) days through the exercise of reasonable diligence, such 20-day period shall be extended for so long as Tenant commences cure within such period and thereafter prosecutes such cure to completion continuously and with reasonable diligence);

          (d) The failure of Tenant to perform or observe any of Tenant's covenants or agreements under that certain Equipment Use and Services Agreement of even date, between Landlord and Tenant, which failure concerns the payment of money and continues beyond any applicable notice and grace periods therein;

          (e) if the leasehold hereby created shall be taken on execution, or by other process of law, and such taking is not vacated by a final order of a court of competent jurisdiction within sixty (60) days thereafter; or if any assignment shall be made of Tenant's property for the benefit of creditors; or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed to take charge of all or any part of Tenant's property by a court of competent jurisdiction, and such appointment is not vacated by a final order of a court of competent jurisdiction within sixty (60) days thereafter; or if a petition is filed by Tenant under any bankruptcy or insolvency law; or if a petition is filed against Tenant under any bankruptcy or insolvency law and the same shall not be dismissed within sixty (60) days from the date upon which it is filed; or if a lien or other involuntary encumbrance is filed against Tenant's leasehold (or against the Premises based on a claim against Tenant) and is not discharged or bonded within ten
               (10) days after the filing thereof.

     14.2 TERMINATION. If an Event of Default shall occur, Landlord may, at its option, immediately or any time thereafter and without demand or notice, enter upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate and dispossess Tenant and those claiming through or under

          Tenant and remove their effects, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Sublease shall terminate. In lieu of making such entry, Landlord may terminate this Sublease upon ten
          (10) days' prior written notice to Tenant. Upon any termination of this Sublease as the result of an Event of Default, Tenant shall quit and peacefully surrender the Premises to Landlord.

     14.3 SURVIVAL OF COVENANTS.  No such termination of this
          Sublease shall relieve Tenant of its liability and obligations under this Sublease and such liability and obligations shall survive any such termination. Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense, damage or liability arising out of or in connection with such termination.

          In the event of any such termination, Tenant shall pay to Landlord the Rent up to the time of such termination. Tenant shall remain liable for, and shall pay on the days originally fixed for such payment hereunder, the full amount of all Basic Rent and Additional Rent as if this Sublease had not been terminated; provided, however, if Landlord relets the Premises, there shall be credited against such obligation the amount actually received by Landlord each month from such lessee after first deducting all costs and expenses (including without limitation attorneys' fees and costs) incurred by Landlord in connection with repossessing and reletting the Premises.

          At any time after such termination, and regardless of whether Tenant has made any payments to Landlord pursuant to the preceding paragraph of this Section, Landlord may demand and Tenant agrees to pay to Landlord on such demand, as and for liquidated and agreed damages for Tenant's default, the present value of the amount by which the aggregate Rent which would have been payable under this Sublease by Tenant from the date of such termination until what would have been the last day of the Lease Term but for such termination, exceeds the fair and reasonable rental value of the Premises for the same period, less Landlord's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees and expenses of preparation for such reletting.

          In the event of the filing of a petition by or against Tenant under any federal bankruptcy or insolvency law now or hereafter in effect, nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     14.4 RIGHT TO RELET. At any time or from time to time after any such termination, Landlord may relet the Premises or any part thereof for such a term (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine, and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

     14.5 RIGHT TO EQUITABLE RELIEF. In the event there shall occur a default or threatened default hereunder, Landlord shall be entitled to seek to enjoin such default or threatened default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry and other remedies were not provided for in this Sublease.

     14.6 RIGHT TO CURE. In the event of the occurrence of an Event of Default hereunder, Landlord or Overlandlord shall have the right to perform such defaulted obligation of Tenant, including the right to enter upon the Premises to do so. In the event of a default by Tenant hereunder which has not yet continued beyond the expiration of the applicable grace period but which Landlord determines constitutes an emergency threatening imminent injury to persons or damage to property, Landlord or Overlandlord shall have the right to perform such defaulted obligation of Tenant after giving Tenant such notice (if any) as is reasonable under the circumstances. In either event, the aggregate of (i) all sums so paid by Landlord or Overlandlord, as the case may be, (ii) interest at the rate of the "prime" rate from time to time thereafter published in The Wall Street Journal plus 1-1/2% per annum, or the highest rate permitted by law, whichever is less, on such sum, and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Landlord or Overlandlord, shall be deemed to be Additional Rent under this Sublease and shall be payable immediately upon demand. Landlord or Overlandlord may exercise its rights under this Section 14.6 without waiving any other of Landlord's rights or releasing Tenant from any of its obligations under this Sublease.

     14.7 FURTHER REMEDIES. Nothing in this Sublease contained shall require Landlord to elect any remedy for a default or Event of Default by Tenant hereunder, and all rights herein provided shall be cumulative with one another and with any other rights and remedies which Landlord may have at law or in equity in the case of such a default or Event of Default.

15.0 REAL ESTATE BROKER. Landlord and Tenant each represent to the other that they have dealt with no broker (other than Fallon, Hines & O'Connor) in connection with this Sublease. Tenant agrees to indemnify and hold Landlord harmless from and against any claims for commissions or fees by any person (other than Fallon, Hines & O'Connor) claiming to have dealt with Tenant in connection with this Sublease. Landlord agrees to indemnify and hold Tenant harmless from and against any claims for commissions or fees by any person claiming to have dealt with Landlord in connection with this Sublease. Landlord shall be responsible for payment of any commissions due Fallon, Hines & O'Connor as a result of this Sublease.

16.0 NOTICES. Whenever by the terms of this Sublease notice, demand, or other communication shall or may be given either to Landlord or to Tenant, the same shall be in writing and shall be sent by hand, or by registered or certified mail, postage prepaid, or by Federal Express or other similar overnight delivery service:

     Overlandlord:      Massachusetts Institute of Technology
                        Suite 200
                        238 Main Street
                        Cambridge, Massachusetts 02142
                        Attention:   Philip A. Trussell,
                                     Director of Real Estate
     with a copy to:    Peter Friedenberg, Esquire
                        Rackemann, Sawyer & Brewster
                        One Financial Center
                        Boston, Massachusetts 02111

     Landlord:          ImmunoGen, Inc.
                        148 Sidney Street
                        Cambridge, Massachusetts 02139
                        Attention:  Frank J. Pocher,
                        Chief Financial Officer

     with a copy to:    Stephen T. Langer, Esquire
                        Mintz, Levin, Cohn, Ferris, Glovsky & Popeo
                        One Financial Center
                        Boston, Massachusetts 02111

     Tenant:            ASTRA Research Center Boston, Inc.
                        128 Sidney Street
                        Cambridge, Massachusetts 02139
                        Attention: Hans G. Nilsson

     with a copy to:    Neal C. Tully, Esq.
                        Masterman, Culbert & Tully
                        One Lewis Wharf
                        Boston, MA 02110

     and to:            Stefan Oscarsson
                        Astra Hassle, AB
                        43183 Molndal,
                        Sweden

     Any notice, demand or other communication shall be effective upon receipt by or tender for delivery to the intended recipient thereof.

17.0 NO WAIVERS. Failure of either Landlord or Tenant to complain of any act or omission on the part of the other, no matter how long the same may continue, shall not be deemed to be a waiver by such non-complaining party of any of its rights hereunder. No waiver by either Landlord or Tenant at any time, expressed or implied, of any breach of any provision of this Sublease shall be deemed a waiver of a breach of any other provision of this Sublease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy available to Landlord in this Sublease or at law or in equity.

18.0 LANDLORD'S OBLIGATIONS.

     18.1 GENERALLY.  Landlord shall:

          (a) save Tenant harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorney's fees) arising out of or relating to a claim of injury to any person or damage to any property while on the Premises or the Parking Area to the extent occasioned by any omission, neglect or default of Landlord or any officer, agent, employee, servant, contractor or invitee of Landlord.

          (b) indemnify, defend, and hold harmless Tenant from and against any claim, cost, expense, liability, obligation or damage, including, without limitation, reasonable attorneys' fees and the cost of litigation, arising from or relating to the unlawful release or presence (whether now existing or hereafter arising) of Hazardous Materials in the Premises, to the extent occasioned by any negligent or wrongful act or omission of Landlord or any officer, agent, employee, servant, contractor or invitee of Landlord;

          (c) not knowingly permit any officer, agent, employee, servant, contractor or visitor of Landlord to violate any covenant or obligation of Landlord hereunder; and

          (d) to pay Tenant's reasonable expenses, including reasonable attorneys' fees, incurred in enforcing any obligations of Landlord under this Sublease.

     18.2 OVERLANDLORD'S MAINTENANCE. Pursuant and subject to the terms and conditions of the Main Lease, it is the sole responsibility of Overlandlord to maintain: (i) the structural columns and beams of the Building, (ii) the exterior skin of the Building, and (iii) the Parking Area in good order, repair and condition, except as otherwise set forth in the Main Lease. Landlord agrees to use all reasonable efforts to enforce the obligations of Overlandlord under the Main Lease, but Tenant expressly agrees that Landlord shall have no obligation or liability for any such maintenance over and above Landlord's obligation to use such reasonable efforts, and Tenant shall reimburse Landlord on demand any costs or expenses incurred in connection with such efforts.

     18.3 SERVICES. Pursuant and subject to the terms and conditions of the Main Lease, it is the sole responsibility of Overlandlord to provide to the Premises during the Lease Term (collectively, "Overlandlord's Services") shall be: (i) maintenance of the Parking Area (including snowplowing and sweeping), (ii) lighting of the Parking Area (including maintaining such lighting system), and (iii) such other services (if any) as Overlandlord may reasonably determine from time to time are necessary for the maintenance and operation of the Premises and which either are not provided by Landlord or Tenant or cannot, as a matter of law, be provided to the Premises in the name of Landlord or Tenant. Landlord is obligated under the Main Lease to reimburse Overlandlord for a portion of the cost of providing such services. Tenant agrees to reimburse Landlord an amount equal to 82.5% of all amounts paid by Landlord to Overlandlord in connection with services provided by Overlandlord under the Main Lease. Within a reasonable time after the end of each of Overlandlord's fiscal years (or portion thereof) occurring during the Lease Term, Landlord shall deliver to Tenant (i) a statement of the cost of such

          Services for the fiscal year just ended (the "Statement"), and (ii) an itemization of the amount of Tenant's share of the cost of Landlord's Services for such fiscal year. Tenant shall pay to Landlord, as Additional Rent, within twenty (20) days of its receipt of the Statement, the amount shown thereon as Tenant's share of the cost of such Services for such fiscal year.

          Neither Overlandlord nor Landlord shall ever be held liable to anyone for the cessation of any of such Services due to any accident, to the making of repairs, alterations or improvements, or to the occurrence of an event of "Force Majeure" (as hereinafter defined). Landlord shall have no obligation to provide any services of whatever nature to the Premises. Landlord agrees to use all reasonable efforts to enforce the obligations of Overlandlord under the Main Lease to provide such Services, but Tenant expressly agrees that Landlord shall have no obligation or liability for the same over and above Landlord's obligation to use such reasonable efforts, and Tenant shall reimburse Landlord on demand any costs or expenses incurred in connection with such efforts.

19.0 SUBORDINATION OF SUBLEASE; CONSENTS.

     19.1 INTENTIONALLY OMITTED

     19.2 LEASE SUBORDINATE. This Sublease is and shall be subject and subordinate to the Main Lease, and to each and every term and provision thereof, and to any ground lease or mortgage now or hereafter affecting the Land, the Building or the Premises. In the event of any termination of the Main Lease, for whatever reason, including without limitation operation of law or agreement of the parties, prior to the expiration or earlier termination of the Lease Term, this Sublease shall immediately cease and terminate, without further obligation or liability of Landlord or Tenant (except as to those liabilities that expressly survive the expiration hereof). Notwithstanding the foregoing, Landlord shall obtain the written agreement of Overlandlord whereby if, as a result of a default by Landlord under the Main Lease, Overlandlord shall succeed to the interests of Landlord hereunder, then so long as no Event of Default on the part of Tenant exists hereunder and Tenant continues to perform it obligations hereunder, Tenant's right to possession of the Premises and other rights under this Sublease shall not be disturbed by Overlandlord, and Tenant shall attorn to and accept Overlandlord as the Landlord hereunder.

     19.3 CONSENTS. Where any such consent is required or requested, Landlord may withhold the same for any reason, unless this Sublease expressly states that such consent shall not be unreasonably withheld. Wherever under this Sublease, Landlord's consent is required or is otherwise requested, and the consent of Overlandlord is also required, Landlord shall under no circumstances have any liability for failure to give such consent unless and until Overlandlord shall have given its consent. Tenant shall reimburse Landlord for any cost or expense incurred by Landlord in evaluating a request for consent or approval, or for preparation and negotiation of any necessary documentation in connection therewith.

20.0 NOTICE OF LEASE; ESTOPPEL CERTIFICATES. Landlord and Tenant agree that this Sublease shall not be recorded. From time to time during the Lease Term, and without charge, either party shall, within ten (10) business days of request by the other, certify by written instrument duly executed and acknowledged, to the requesting party or to any person reasonably specified by the requesting party, regarding (a) the existence of any amendments or supplements to this Sublease;



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     (b) the validity and force and effect of this Sublease; (c) the existence of any known default or Event of Default; (d) the existence of any offsets, counterclaims or defenses; (e) the amount of Rent due and payable and the date to which Rent has been paid; and (f) any other matter reasonably requested.

21.0 HOLDING OVER. If Tenant occupies the Premises after the day on which the Lease Term expires (or the effective date of any earlier termination as herein provided) without having entered into a new lease thereof with Landlord, Tenant shall be a tenant-at-sufferance only, subject to all of the terms and provisions of this Sublease at (x) two (2) times the then-effective Basic Rent stated in Section 3.0 hereof with respect to the Initial Term and the First Extended Term; and (y) three (3) times the then-effective Basic Rent stated in Section 3.0 hereof with respect to the Second Extended Term, provided that, if Tenant shall hold over for more than six (6) months after the expiration of either the Initial Term or the First Extended Term, then Tenant shall thereafter pay Basic Rent at the rate described in clause (y). Such a holding over, even if with the consent of Landlord, shall not constitute an extension or renewal of this Sublease. For purposes of this Section, the failure of Tenant to complete by the last day of the Lease Term or the effective date of any earlier termination as herein provided the "close-out" procedures required by the Nuclear Regulatory Commission or any other federal, state or local governmental agency having jurisdiction over the use of radioactive materials within the Premises shall constitute a holding over and subject Tenant to the provisions of this Section.

22.0 FORCE MAJEURE. Neither Landlord nor Tenant shall be deemed to be in default hereunder (and the time for performance of any of their respective obligations hereunder other than the payment of money shall be postponed) for so long as the performance of such obligation is prevented by strike, lock-out, act of God, absence of materials or any other matter not reasonably within the control of the party which must perform the obligation (collectively, "Force Majeure").


23.0 SIGNS. Tenant shall have the right to install one or more signs on the Building, identifying its name and business, provided that (i) Tenant shall obtain the prior written approval of Landlord and Overlandlord as to the location, size, shape and appearance of such signs, and as to the plans and specifications relating to such installation; (ii) Tenant shall install such signs at its sole cost; (iii) Tenant shall, at its sole cost, obtain all licenses, permits and other governmental consents and approvals required by applicable Legal Requirements to install such signs; (iv) Tenant shall cause such installation to be done in a good and workmanlike manner and in accordance with all applicable Legal Requirements, the provisions of applicable insurance policies, and the requirements of all existing restrictions, easements and encumbrances of record affecting the Land; (v) Tenant shall, at its sole cost, maintain such signs in good operating condition and in accordance with all applicable Legal Requirements, the provisions of applicable insurance policies, and the requirements of all existing restrictions, easements and encumbrances of record affecting the Land; and (vi) Tenant shall, at its sole cost, remove such signs on or prior to the date on which the Lease Term expires or this Sublease is terminated and restore the Premises to the condition in which it was prior to the installation of such signs.

     All work done by or on behalf of Tenant pursuant to this Section 23.0 shall be subject to the requirements set forth in Section 11.0(f) above. Landlord or Overlandlord may inspect such work at any time or times. Tenant shall indemnify, defend and hold harmless Landlord and Overlandlord from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith,




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

     including reasonable attorneys' fees, resulting from any work performed by or on behalf of Tenant pursuant to this Section 23.0. Such signs shall be at Tenant's sole risk, and neither Landlord nor Overlandlord shall have any responsibility to maintain any insurance on them or otherwise be responsible for any damage or destruction thereto.

24.0 CONDITION AND IMPROVEMENT. Tenant agrees that it is accepting the Premises in their current AS IS condition, without further representation by Landlord. Notwithstanding the foregoing, Landlord agrees that it shall, promptly upon full approval and execution hereof by all parties, undertake to complete the work described on Exhibit D hereto, according to plans and specifications to be prepared by Landlord and approved by Tenant and, if required, by Overlandlord. Upon such approval, such work shall be performed by Landlord at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for the actual costs incurred in connection with the performance of such work, such amount to be paid as Additional Rent within 15 days after completion of such work and receipt by Tenant of an invoice reflecting such costs.

25.0 ENTIRE AGREEMENT. No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.

26.0 APPLICABLE LAW, SEVERABILITY AND CONSTRUCTION. This Sublease shall be governed by and construed in accordance with the laws of Massachusetts and, if any provisions of this Sublease shall to any extent be invalid, the remainder of this Sublease, and the application of such provisions in other circumstances, shall not be affected thereby. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Sublease. Whenever the singular is used and when required by the context it shall include the plural, and the neuter gender shall include the masculine and feminine. The Exhibits attached to this Sublease are incorporated into this Sublease by reference. This Sublease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "Landlord" whenever used herein, shall mean only the owner at the time of sublessor's interest herein, and no covenant or agreement of Landlord, express or implied, shall be binding upon any person except for defaults occurring during such person's period of ownership nor binding individually upon any officer, director, employee, fiduciary, shareholder or any beneficiary under any trust. If Tenant is several persons or a partnership, Tenant's obligations are joint or partnership and also several. Unless repugnant to the context, "Landlord" and "Tenant" mean the person or persons, natural or corporate, named above as Landlord and as Tenant respectively, and their respective heirs, executors, administrators, successors and assigns.

27.0 SUCCESSORS AND ASSIGNS. The terms, covenants and conditions of this Sublease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns.

28.0 INTENTIONALLY OMITTED.

29.0 AUTHORITY. Contemporaneously with the signing of this Sublease, Tenant shall furnish to Landlord a certified copy of the resolution of the Board of Directors of Tenant authorizing Tenant to enter into this Sublease.




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


     WITNESS the execution hereof in multiple counterparts under seal the day and year first above written.


     Landlord:                     IMMUNOGEN, INC.

                                   By:  /S/FRANK J. POCHER
                                        ------------------
                                   Name:  Frank J. Pocher
                                   Title:  Vice President
                                   Hereunto duly authorized
                                   Date:  August 31, 1995

     Tenant:                       ASTRA RESEARCH CENTER BOSTON, INC.

                                   By:  /S/HANS G. NILSSON
                                        ------------------
                                   Name:  Hans G. Nilsson
                                   Title: President
                                   Hereunto duly authorized
                                   Date:  August 31, 1995













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